Exhibit 5.15

CONSENT OF NAN XUE

The undersigned hereby consents to the use of the undersigned’s name and information derived from the Technical Report titled “Technical Report on Gaocheng Silver-Lead-Zinc Project in Guangdong Province, China” dated July 20, 2024, which is included in, or incorporated by reference into, the Registration Statement on Form F-10, being filed with the United States Securities and Exchange Commission and any amendments and exhibits thereto, of Silvercorp Metals Inc.

/s/ Nan Xue
Name: Nan Xue, MAusIMM
Title: Principal Environmental Scientist
SRK Consulting China Ltd.
Date: September 4, 2025